Exhibit 99.1

Penson Worldwide, Inc. 1700 Pacific Avenue, Suite 1400 Dallas, Texas 75201 www.penson.com PRESS RELEASE FOR RELEASE Monday, Nov 6, 2006 8:15 a.m. EST
PENSON WORLDWIDE, INC. TO ACQUIRE
FUTURES CLEARING COMPANY
GOLDENBERG, HEHMEYER & CO.
DALLAS, TX, November 6, 2006 — Penson Worldwide, Inc. (NASDAQ: PNSN), a leading provider of execution, clearing and technology for global financial markets, and privately-held Goldenberg, Hehmeyer & Co. (GHCO) of Chicago, IL, a leading international futures clearing and execution firm, today announced the signing of an agreement for Penson to purchase the clearing and customer interests of GHCO. Upon acquisition, GHCO will be renamed Penson GHCO and will continue providing its industry-leading technology products and services to active traders. GHCO’s co-chairmen Ralph Goldenberg and Chris Hehmeyer will become Vice Chairman and CEO of Penson GHCO, respectively. The acquisition is subject to customary closing conditions.
Philip A. Pendergraft, CEO and co-founder of Penson, said: “The GHCO acquisition significantly enhances Penson’s capabilities and capacity in futures clearing, in line with our growth plans, and will provide our existing customers a major footprint at the intersection of equities, futures and options at a time of dynamic convergence in the financial services industry.”
Daniel P. Son, President and co-founder of Penson, added, “The addition of GHCO is expected to add important value to Penson’s futures and exchange-traded derivatives capabilities. It will further strengthen our ability to help our clients maintain their competitive edge through our comprehensive range of flexible global correspondent execution, clearing, settlement, custody and technology solutions.”
Penson GHCO headquarters will remain in Chicago and continue to operate through its offices in New York, London and Minneapolis as well as clear through the Chicago Board of Trade, the Chicago Mercantile Exchange, LCH Clearnet and the Minneapolis Grain Exchange. As a part of the Penson Worldwide group of companies, Penson GHCO will provide customers with efficient, cost-effective global access to a wide array of exchange-traded futures and options, including those based on U.S. equity index products, single stock futures, foreign exchange, interest rate products across the U.S. and foreign yield curves, and will include agricultural and industrial commodities, including energy, weather and real estate derivatives. According to Futures magazine, GHCO is one of the top 50 futures commission merchants (FCMs) in the U.S.

Chris Hehmeyer, Co-Chairman of GHCO, commented, “We at GHCO are extremely pleased to have found a partner with the financial strength to help us provide our customers with the best access to international, multi-asset class products with competitive pricing and clearing, and which will continue to provide the highest standard of customer services which we have become known for throughout the industry. This transaction brings together the proven capabilities of an industry innovator in the equities and options trading and clearing business and an industry leader in the futures trading and clearing business.”
GHCO was advised by the investment banking firm of Sandler O’Neill + Partners, L.P. and was represented by the law firm of Gardner, Carton and Douglas, LLP. Penson was represented by the law firm of Morgan, Lewis & Bockius LLP.
Conference Call
Penson will host a conference call to discuss this news release today, Monday, November 6, 2006, at 11:30 AM Eastern Time (10:30 AM Central Time). The call will be accessible live via a webcast on the Investor Relations section of Penson’s website located at www.penson.com. Institutional Investors can access call details via Thomson Financial StreetEvents at www.streetevents.com. A webcast replay will be available for a limited time shortly thereafter.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada, Inc., Penson Financial Services Ltd., Nexa Technologies, Inc. and Penson Financial Futures, Inc. among other companies. The Penson Worldwide group of companies provides execution, clearing, custody, settlement, and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. Penson Financial Services, Inc., headquartered in Dallas, Texas, has served the clearing needs of all types of broker/dealers since 1995. Penson is the flexible choice in global securities services™.
About Goldenberg, Hehmeyer & Co.: www.GHCO.com
Goldenberg, Hehmeyer & Co. (GHCO) is a registered Futures Commission Merchant and Broker Dealer and offers access, clearing and support services to futures and options clients trading around the world. Proprietary trading groups, professional traders, non-clearing and clearing FCMs, hedge funds, introducing brokers, CTAs, commercial grain companies, and industrial hedgers all rely on GHCO’s customized services.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-

looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Penson’s actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
CONTACT:
Penson Public Relations: Andy Yemma of Intermarket Communications, andy@intermarket.com, 212-754-5450
Penson Investor Relations: Anreder & Company, Gary Fishman, gary.fishman@anreder.com, Steven Anreder, steven.anreder@anreder.com, 212-532-3232
Goldenberg, Hehmeyer & Company Public Relations: Drew Mauck of Strategics, Inc., 312-346-2005, dmauck@strategicsinc.com
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